UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2015

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE
Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Annual Meeting of Shareholders

The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Willamette Valley Vineyards, Inc. (the “Company”) was held July 12, 2015 in Turner, Oregon.  A total of 4,022,568 shares of Common Stock, representing approximately 81.93% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1 – Election of Directors:

All of the nominees for director were elected to serve a one-year term until the Company’s Annual Meeting in 2016 with the respective votes set forth opposite their names:

	Votes Cast For		Votes Witheld
		% of		% of	Broker
Nominees for Director	Number	Votes Cast	Number	Votes Cast	Non-Votes
James W. Bernau	2,437,833	98.35%	40,919	1.65%	1,543,816
Craig Smith	2,456,683	99.11%	22,069	0.89%	1,543,816
Christopher Sarles	2,455,494	99.06%	23,258	0.94%	1,543,816
Sean M. Cary	2,458,861	99.20%	19,891	0.80%	1,543,816
James L. Ellis	2,429,637	98.02%	49,115	1.98%	1,543,816
Betty M. O'Brien	2,437,530	98.34%	41,222	1.66%	1,543,816
Stan G. Turel	2,459,536	99.22%	19,216	0.78%	1,543,816

Proposal 2 – Ratification of Appointment of Independent Auditors:

The shareholders ratified the appointment of Moss Adams LLP as independent auditors for the 2015 fiscal year by the votes set forth in the following table:

Votes Cast For		Votes Cast Against		Abstain
	% of		% of		% of	Broker
Number	Votes Cast	Number	Votes Cast	Number	Votes Cast	Non-Votes
3,998,871	99.41%	8,231	0.20%	15,466	0.39%	NA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: July 12, 2015	By:	/s/ JAMES W. BERNAU

James W. Bernau
President